Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of Sphere 3D Corp. of our report dated March 24, 2026 relating to the financial statements of Cathedra Bitcoin Inc. and its subsidiaries, which appears in the Current Report on Form 8-K of Sphere 3D Corp. filed with the Securities and Exchange Commission on June 3, 2026.

/s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS
Authorized to practice public accounting by the
Chartered Professional Accountants of Ontario

Richmond Hill, Ontario, Canada
June 8, 2026